EXHIBIT 16.1

[Mendoza Berger & Company, LLP,  Letterhead]

October 7 , 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Raptor Networks Technology, Inc. File No. 000-51443

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Raptor Networks Technology, Inc. dated October 7 , 2011, for the event that occurred on September 28, 2011, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Mendoza Berger & Company LLP

Irvine, California